SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12

                           Network Imaging Corporation
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:
           ....................................................................

     2)  Aggregate number of securities to which transaction applies:
            ...................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ......................................................................

     4)  Proposed maximum aggregate value of transaction:
         ......................................................................

     5) Total fee paid:
         ......................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         ......................................................................

         2)  Form, Schedule or Registration Statement No.:
         ......................................................................

         3)  Filing Party:
         ......................................................................

         4) Date Filed:.....................................

                                                            REVOCABLE PROXY


                           NETWORK IMAGING CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints James J. Leto and Jorge R. Forgues, and each of them individually, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated below all shares of common stock, $0.0001 par value per share ("Common Stock"), of Network Imaging Corporation ("Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company ("Special Meeting") to be held on Monday, November 17, 1997, at 9:00 a.m. at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia, and at any adjournment or postponement thereof.

      The undersigned acknowledges the receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock are expressly revoked.

                     NETWORK IMAGING CORPORATION
                     500 HUNTMAR PARK DRIVE
                     HERNDON, VIRGINIA 20170


1. Proposal One: Approve the issuance of shares of the Company's Common Stock issuable in connection with the Company's Series K Convertible Preferred Stock, on exercise of warrants to purchase shares of Common Stock at on exercise price of $2.40 per share and on exercise of warrants to purchase shares of Common Stock at an exercise price of $1.625 per share under Nasdaq Rule 4460(i)(1)(D).

     FOR [   ]                     AGAINST [   ]                   ABSTAIN [   ]


2. Proposal Two: Approve the issuance of shares of Common Stock issuable in connection with the Company's 8% Convertible Notes due July 8, 2002 in aggregate principal amount of $1.8 million ("Convertible Notes") and on exercise of the warrants to purchase 36,000 shares of Common Stock at an exercise price of $1.875 per share issued in connection with the Convertible Notes under Nasdaq Rule 4460(i)(1)(D).

     FOR [   ]                     AGAINST [   ]                   ABSTAIN [   ]


3. Proposal Three: Amend the Company's Certificate of Incorporation to in-crease the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

     FOR [   ]                     AGAINST [   ]                   ABSTAIN [   ]


4. In their discretion on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the matters listed above.

      Whether or not you plan to attend the Special Meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

                                                Change of Address or       [   ]
                                                Comments Mark Here

                                          Please  sign  your  name exactly as it
                                          appears hereon.  When  signing  as at-
                                          torney, executor, administrator, trus-
                                          tee  or  guardian,  please  give  full
                                          title  as  such.   If  a  corporation,
                                          please sign in full corporate  name by
                                          President or other authorized officer.
                                          If  a  partnership,   please  sign  in
                                          partnership name by authorized person.



                                          --------------------------------------
                                                  Signature of Shareholder


Dated:  -----------------------, 1997     --------------------------------------
                                          Signature of Additional Shareholder(s)


Votes must be indicated (x) in Black or Blue ink.

Please Sign, Date and Return Card Promptly Using the Enclosed Envelope.

                           NETWORK IMAGING CORPORATION
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170

                                                              September 25, 1997
Dear Stockholders:

         It is my pleasure to invite you to a Special Meeting of Stockholders of Network Imaging Corporation to be held on Monday, November 17, 1997 at 9:00 a.m., at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia.

         Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Special Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Special Meeting.

         I hope that you will attend the Special Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                      Very truly yours,




                                      JAMES J. LETO
                                      President and Chief Executive Officer

                           NETWORK IMAGING CORPORATION
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170
                            -------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            Monday, November 17, 1997
                  --------------------------------------------

To our Stockholders:

         A Special Meeting of Stockholders (the "Meeting") of Network Imaging Corporation (the "Company") will be held on Monday, November 17, 1997 at 9:00 a.m. at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia for the following purposes:

          1. To approve the issuance of shares of the Company's Common Stock, $0.0001 par value per share ("Common Stock"), issuable in connection with the Company's Series K Convertible Preferred Stock ("Series K Stock"), on exercise of warrants to purchase shares of Common Stock at on exercise price of $2.40 per share ("Investor Warrants") and on exercise of warrants to purchase shares of Common Stock at an exercise price of $1.625 per share ("Agent Warrants") under Nasdaq Rule 4460(i)(1)(D);

          2. To approve the issuance of shares of Common Stock issuable in connection with the Company's 8% Convertible Notes due July 8, 2002 in aggregate principal amount of $1.8 million ("Convertible Notes") and on exercise of the warrants to purchase 36,000 shares of Common Stock at an exercise price of $1.875 per share issued in connection with the Convertible Notes ("Note Warrants") under Nasdaq Rule 4460(i)(1)(D);

          3. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000; and

          4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Holders of record of Common Stock at the close of business on September 24, 1997 are entitled to receive notice of and to vote at the Meeting.

         You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need to be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person.

                                            By Order of the Board of Directors


                                            JULIA A. BOWEN
                                            Vice President, General Counsel
                                            and Assistant Secretary
Herndon, Virginia
September 25, 1997

                           NETWORK IMAGING CORPORATION
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170
                            -------------------------

                                 PROXY STATEMENT

         The Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors ("Board") of Network Imaging Corporation ("Company") of proxies to be voted at a Special Meeting of Stockholders scheduled to be held on Monday, November 17, 1997 at 9:00 a.m. at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about September 25, 1997, to all holders of record of the Company's Common Stock, $0.0001 par value per share (the "Common Stock"), as of the close of business on September 24, 1997.

         At the Meeting, stockholders will vote on proposals to (1) approve the issuance of shares of Common Stock issuable in connection with the Company's Series K Convertible Preferred Stock ("Series K Stock"), on exercise of warrants to purchase shares of Common Stock at an exercise price of $2.40 per share ("Investor Warrants") and on exercise of warrants to purchase shares of Common Stock at an exercise price of $1.625 per share ("Agent Warrants") under Nasdaq Rule 4460(i)(1)(D), (2) approve the issuance of shares of Common Stock issuable in connection with the Company's 8% Convertible Notes due July 8, 2002 in aggregate principal amount of $1.8 million ("Convertible Notes") and on exercise of warrants to purchase 36,000 shares of Common Stock at an exercise price of $1.875 per share issued in connection with the Convertible Notes ("Note Warrants") under Nasdaq Rule 4460(i)(1)(D), and (3) amend the Company's
Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

                        VOTING SECURITIES AND RECORD DATE

         The Board has fixed the close of business on September 24, 1997 as the record date ("Record Date") for determination of holders of Common Stock entitled to notice of and to vote at the Meeting. As of the Record Date, there were ________ shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Under Delaware law, shares represented at the Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to a Proposal will have the same effect as votes against the proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of a proposal (and therefore will reduce the absolute number - although not the percentage - of votes needed for approval) and will not be counted as votes for or against the proposals. Under the New York Stock Exchange Rules, brokers will not have discretionary voting authority to vote on Proposals 1, 2 or 3, and may not vote for Proposals 1, 2 or 3 without receiving instructions from the beneficial owners of shares.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of Common Stock of record on the Record Date may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders FOR Proposals 1, 2 and 3.

         The Board encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting and voting in person.

         The proxy holders, James J. Leto and Jorge R. Forgues, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

         The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Special Meeting of Stockholders will be paid by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and regular employees of the Company and its subsidiaries personally, by mail, telephone, telecopier or by personal solicitation, for which they will receive no additional compensation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses. All expenses for soliciting proxies will be paid by the Company. The Company has retained Georgeson & Company, Inc., Wall Street Plaza, New York, New York 10005, to aid in the solicitation of proxies, for a fee of $15,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, and telephone.

                 OWNERSHIP OF NETWORK IMAGING CORPORATION STOCK

         The following table sets forth certain information, as of September 2, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) certain of the Company's executive officers; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, persons named in the table have sole voting and investment power with respect to all shares of Common Stock that they respectively own beneficially.


         The address of each person who is an executive officer or director of the Company is 500 Huntmar Park Drive, Herndon, Virginia 20170.

                                                                                              Number of Shares            Percent
         Name and Address of Beneficial Owner                                               Beneficially Owned (1)        of Class
         ------------------------------------                                               ----------------------        --------
Fred E. Kassner(2) .......................................................................         2,085,597                 8.3
Robert P. Bernardi(3) ....................................................................         1,745,825                 7.0
James J. Leto(4) .........................................................................           126,267                 0.5
Robert M. Sterling, Jr.(5) ...............................................................         1,926,825                 7.7
Mark T. Wasilko(6) .......................................................................            43,750                 0.2
John F. Burton ...........................................................................                 0                  *
C. Alan Peyser(7) ........................................................................            21,500                  *
Robert Ripp(8) ...........................................................................            22,088                  *
Russell D. Hale(9) .......................................................................           125,000                 0.5
Brian H. Hajost(10) ......................................................................            14,504                  *
Directors and executive officers as a group (9) persons ..................................         2,147,775                 8.5
--------------------


* Less than 1% of the outstanding Common Stock.


 (1)   Under  applicable  rules of the Securities and Exchange  Commission  (the
       "SEC"),  a person is deemed to be the beneficial owner of share of Common
       Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock that he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.


(2)    The address of Mr. Kassner is 69 Spring Street, Ramsey, New Jersey 07446.
       Of the total shares shown,  Mr. Kassner has shared voting and dispositive
       power  with  respect  to  1,207,857   shares,   including  80,000  shares
       underlying a warrant,  held by Liberty Travel,  Inc. of which Mr. Kassner is an officer, director, and stockholder. Of the shares reported as being held directly by Mr. Kassner, 154,000 are issuable upon the exercise of a warrant.


(3)    Includes 1,348,325 shares issuable upon exercise of options.


(4)    Includes 110,000 shares issuable upon exercise of options.


(5)    Includes 1,348,325 shares issuable upon exercise of  options  and  96,000 shares  issuable  upon  exercise  of  Redeemable  Common  Stock  Purchase
       Warrants.


(6)    All shares are issuable upon exercise of options.


(7)    Includes 12,500 shares issuable upon exercise of options.


(8)    Includes 17,088 shares issuable upon exercise of options.


(9)    All shares are issuable upon exercise of options.

                                      -3-

(10)   Includes 12,500 shares issuable upon exercise of options.


                    PROPOSAL NUMBER 1 - APPROVAL TO ELIMINATE
                 THE RESTRICTION ON THE NUMBER OF COMMON SHARES
                 ISSUABLE IN CONNECTION WITH THE SERIES K STOCK
                    AND ON EXERCISE OF THE INVESTOR WARRANTS
                             AND THE AGENT WARRANTS

         On July 28, 1997, the Company issued 3,300 units ("Units") consisting of (1) one share of Series K Stock and (2) warrants to purchase 75 shares of Common Stock at an exercise price of $2.40 per share. Accordingly, on July 28, 1997, the Company issued 3,300 shares of Series K Stock and Investor Warrants to purchase 247,500 shares of Common Stock. As a result of the issuance of 3,300 Units, the Company issued to The Zanett Securities Corporation ("Zanett"), for its services as placement agent, Agent Warrants to purchase 162,462 shares of Common Stock at an exercise price of $1.625 per share. The Investor Warrants and the Agent Warrants expire on July 27, 2002. The rights, preferences and privileges of the Series K Stock are set forth in a Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock (the "Series K Certificate"), as filed with the Secretary of State of the State of Delaware. The Series K Certificate is annexed as Appendix A to this Proxy Statement and the following summary of the terms of the Series K Stock is qualified in its entirety by reference to the Series K Certificate. The terms of the Series K Stock, the Investor Warrants and the Agent Warrants were determined by the Board.

         Pursuant to the terms of the Securities Purchase Agreement dated as of July 28, 1997 ("Securities Purchase Agreement") among the Company and the purchasers of the Units ("Purchasers"), the Purchasers are required to purchase 3,000 additional Units if the Company achieves certain performance milestones and satisfies certain other conditions and the Purchasers have the option to purchase an additional 4,700 Units, at two and possibly three additional closings. Under the Placement Agency Agreement dated July 2, 1997 between the Company and Zanett, the Company is obligated to issue additional Agent Warrants to Zanett to purchase such number of shares of Common Stock as is equal to 8% of the quotient obtained by dividing the aggregate purchase price of the shares of Series K Stock and Investor Warrants issued to the Purchasers at such additional closings divided by the initial exercise price of the Agent Warrants ($1.625 per share).

         The net proceeds of the 3,300 Units ($2.9 million) have been, and the net proceeds of any additional issuance of Units will be, used for working capital and general corporate purposes.

         Under the Registration Rights Agreement dated as of July 28, 1997 among the Company, the Purchasers and Zanett ("Registration Rights Agreement"), the Company has granted each Purchaser and Zanett registration rights, whereby the Company is obligated to file a registration statement with the Securities and Exchange Commission ("SEC") as soon as practicable after each closing, but in no event later than the 60th day following each such closing, registering at least 135% of the shares of Common Stock issuable on conversion of, and as dividends on, the Series K Stock and on exercise of the Investor Warrants and the Agent Warrants. This registration statement has been filed with, but has not been declared effective by, the SEC. Until such time as such registration statements are declared effective by the SEC, the holders of the Series K Stock ("Holders") and the holders the Investor Warrants and the Agent Warrants may not transfer such securities or the Common Stock issuable in connection therewith unless they comply with an exemption from such registration requirements.

Conversion Rights

         Each share of Series K Stock is convertible at the option of the Holder into the number of shares of Common Stock determined by dividing the initial purchase price of $1,000 by the "Conversion Price," which is the lesser of (a) the Fixed Conversion Price (which initially is $2.00) and (b) the lowest closing sale price for the Common Stock on any single trading day during the ten trading days immediately preceding the conversion multiplied by the "Conversion Percentage." The "Conversion Percentage" is (a) 105% prior to the 61st day following July 28, 1997 (the "First Closing Date"), (b) 96% for the period between the 61st and the 90th day following the First Closing Date, (c) 85% for the period between the 91st and the 180th day following the First Closing Date, and (d) 81% for the period after the 180th day following the First Closing Date. In the event the Company's Common Stock is no longer designated for quotation on the Nasdaq National Market ("Nasdaq") and is designated for quotation on the Nasdaq Small Cap Market, the Conversion Percentage for each of the periods set forth above is permanently reduced by 2%.

         If (1) a registration statement described above is not declared effective by the SEC by the 150th day following the date it was required to be filed under the Registration Rights Agreement ("Registration Deadline"), (2) after the registration statement is declared effective by the SEC, sales of the shares of Common Stock registered thereunder cannot be made or (3) the Common Stock is not listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), then each of the Conversion Percentages are permanently reduced. The Conversion Percentages are permanently reduced by an amount equal to the product of (i) 2% and (ii) the sum of (a) the number of months (prorated for partial months) after the Registration Deadline and prior to the date the registration statement is declared effective by the SEC and (b) the number of months (prorated for partial months) that sales cannot be made pursuant to an effective registration statement or the Common Stock is not listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the NYSE or the AMEX. There are certain exceptions to this provision set forth in the Registration Rights Agreement. In addition, the aggregate reductions to each of the Conversion Percentages for failure to have the Common Stock listed on Nasdaq, the Nasdaq Small Cap Market, the NYSE or AMEX cannot exceed 10%.

         The Conversion Price is adjusted if there is a stock split, stock dividend, combination, reclassification or similar event with respect to the Common Stock, if certain distributions with respect to shares of Common Stock are made, if certain purchase rights are distributed and in the event of certain mergers, certain consolidations, sale or transfer of all or substantially all of the Company's assets and certain share exchanges.

         If a Holder tenders his or her shares of Series K Stock for conversion and does not receive certificates for all of the shares of Common Stock to which such Holder is entitled (except in certain specified circumstances), then the Fixed Conversion Price is thereafter reduced to the lesser of (1) the then Fixed Conversion Price (prior to the adjustment required by this sentence) and (2) the lowest Conversion Price in effect during the period beginning on the conversion date and ending on the date the shares of Common Stock are delivered to the Holder. If the Company states that it will not deliver freely tradeable shares of Common Stock on conversion of the Series K Stock (other than in circumstances permitted by the Registration Rights Agreement), then the Conversion Price is thereafter reduced to the lowest Conversion Price in effect at any time during the period beginning on the date of the default occurs and ending on the date such default is cured. In addition, certain conversion default payments accrue under Article VI of the Series K Certificate.

         Subject to the provisions regarding the Cap Amount and provided that all shares of Common Stock issuable on conversion of all outstanding shares of Series K Stock are authorized and reserved for issuance, registered for resale under the Securities Act of 1933, as amended, and are eligible to be traded on the Nasdaq, the NYSE or the AMEX, each share of Series K Stock outstanding on the fourth anniversary of the First Closing Date is automatically converted into Common Stock.

         The Series K Stock has a liquidation preference of $1,000 per share plus the accrued "Premium." The Premium is 7% multiplied $1,000 multiplied by a fraction (1) the numerator is the number of days a share of Series K Stock is outstanding and (2) the denominator of which is 365. The Premium is payable at the time of conversion or redemption in cash or shares of Common Stock.

         The Series K Certificate provides that in no event shall the total number of shares of Common Stock issued upon conversion of the Series K Stock exceed the maximum number of shares of Common Stock that the Company may issue pursuant to Rule 4460(i) of the Nasdaq or any successor rule ("Cap Amount"). The Cap Amount is allocated pro rata among the Holders. See "Nasdaq Rule" below.

         The exercise price of the Investor Warrants and the Agent Warrants (collectively, "Warrants") is adjusted in the event the Company issues, grants or sells any warrants, rights or options (whether or not immediately exercisable) to purchase Common Stock or securities that are convertible into or exchangeable for Common Stock at a price per share that is not based on a percentage of the market price of the Common Stock ("Fixed Price") or that may be converted into or exchanged for Common Stock at a Fixed Price that is less than the then exercise price of such Warrants. In such event, the exercise price of the Warrants is reduced to such Fixed Price and the number of shares issuable on exercise of the Warrants is adjusted so that it equals the number of shares issuable under the Warrants immediately prior to the adjustment multiplied by the per share exercise price prior to the adjustment divided by the exercise price after the adjustment.

         In the event of stock split, stock dividend, recapitalization, reorganization, reclassification or other subdivision of the Common Stock, the exercise price of the Warrants and the number of shares of Common Stock issuable on exercise of the Warrants are proportionately adjusted. The exercise price of the Warrants and the number of shares issuable on exercise are also adjusted in the event of certain mergers and consolidations, in the event of any sale or conveyance of all or substantially all of the Company's assets, in the event of certain distributions of its assets and in the event the Company distributes certain purchase rights.

Dividends

         The Series K Stock does not bear dividends and there is no provision for a sinking fund; accordingly, there are no provisions in the Series K Certificate restricting repurchase or redemption of the Series K Stock while there is a dividend or sinking fund arrearage. However, the Premium accrues as noted above.

Ranking

         Shares of Series K Stock rank prior to the Common Stock and any class or series of capital stock created after the creation of the Series K Stock (unless consent of the Holders is obtained as described below under "Voting Rights") and ranks pari passu with any class or series created after the creation of the Series K Stock that specifically states that it ranks pari passu with the Series K Stock and where the Holders have approved the issuance of such securities as described below under "Voting Rights." The Series K Stock ranks junior to the Company's Series A Cumulative Convertible Preferred Stock ("Series A Stock"), Series F-1, F-2, F-3 and F-4 Convertible Preferred Stock and Series H Convertible Preferred Stock ("Series H Stock").

Voting Rights

         The Series K Stock generally has no voting rights except as otherwise provided by the Delaware General Corporation Law. However, the approval of the holders of a majority of the then outstanding shares of Series K Stock is required to: (1) alter or change the rights, preferences or privileges of the

Series K Stock, (2) alter or change the rights, preferences or privileges of any capital stock of the Company so as to adversely affect the Series K Stock, (3) create any new class or series of capital stock ranking prior to or pari passu with the Series K Stock, (4) increase the authorized number of shares of Series K Stock, (5) issue any shares of Series K Stock other than pursuant to the Securities Purchase Agreement, (6) issue any additional shares of any securities ranking senior to the Series K Stock or (7) redeem, or declare or pay a cash dividend or distribution on, any securities junior to the Series K Stock.

         In the event the Holders approve a change described in clause (1) above, a dissenting Holder has the right for a period of 30 days to convert its shares of Series K Stock pursuant to the terms of the Series K Certificate as they existed prior to the change.

         Except in the event of a required conversion at maturity, no Holder is entitled to receive shares of Common Stock on conversion of its Series K Stock to the extent that the sum of (1) the shares of Common Stock owned by such Holder and its affiliates and (2) the shares of Common Stock issuable on conversion of the Series K Stock would result in beneficial ownership by such Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. Beneficial ownership for this purpose is determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). This restriction cannot be amended or deleted unless the holders of a majority of the Common Stock and each Holder approves such amendment or deletion.

Redemption Rights

         In the event the unissued portion of any Holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such Holder's Series K Stock and the Company fails to eliminate the prohibitions that have resulted in the existence of the Cap Amount within 90 days, then each Holder may (1) require (with the consent of the holders of 50% of the outstanding shares of Series K Stock) the Company to terminate the listing of the Common Stock on Nasdaq and to cause the Common Stock to be eligible for trading on the Nasdaq Small Cap Market or on the over-the-counter electronic bulletin board, at the option of the requesting Holder, or (2) require the Company to issue Common Stock at a Conversion Price equal to the average of the closing prices of the Common Stock on the five prior trading days. In addition, the Holder has the right to require the Company to redeem for cash at an amount equal to the "Redemption Amount" a portion of the Holder's Series K Stock such that, after giving effect to such purchase, the then unissued portion of the Holder's Cap Amount exceeds 135% of the total number of shares of Common Stock then issuable on conversion of its Series K Stock. The Redemption Amount per share of Series K Stock equals (1) $1,000 plus the accrued Premium plus all conversion default payments required under the Series K Certificate, multiplied by (2) the highest closing price of the Common Stock during the period beginning on the date of the redemption notice and ending on the date of redemption, divided by (3) the Conversion Price in effect on the date of the redemption notice.

         A Holder also has the right to require the Company to redeem its Series K Stock at the Redemption Amount (1) if the Company fails to issue shares of Common Stock on conversion of the Series K Stock other than in certain specified circumstances, (2) if the Common Stock is suspended from trading on any of, or is not listed on at least one of, the NYSE, the AMEX, the Nasdaq or the Nasdaq Small Cap Market for an aggregate of ten trading days in any nine month period,
(3) the registration statement required to be filed under the Registration Rights Agreement is not declared effective by the SEC by January 31, 1998 or cannot be utilized by the Holders for an aggregate of more than 30 days after June 30, 1998, (4) the Company fails to remove any restrictive legend on shares of Common Stock issued on conversion of the Series K Stock when required by the Securities Purchase Agreement or Registration Rights Agreement, (5) the Company states that it will not issue shares of Common Stock to Holders in accordance with the terms of the Series K Certificate (other than in circumstances where other remedies are provided in the Series K Certificate), or (6) the Company shall (a) sell all or substantially all of its assets, (b) merger or consolidate with another entity, or (c) have 50% or more of the voting power of its capital stock owned beneficially by any one person or group within the meaning of
Section 13(d) of the 1934 Act.

         In the event the Company fails to pay any Holder its Redemption Amount, then (1) the Holder is entitled to interest on such amount at the rate of 24% per annum until such Holder's Series K Stock is redeemed and (2) such Holder has the right to require the Company to convert the Redemption Amount plus accrued interest into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Holder submitted its redemption notice and ending on the date of conversion.

         The Company has the right to redeem all (but not less than all) of the outstanding Series K Stock (other than shares that are subject to a notice of conversion) at any time when it is not in material violation of its obligations under the Series K Certificate, the Securities Purchase Agreement or the Registration Rights Agreement at the "Optional Redemption Amount." The Company can only exercise this right once. The Optional Redemption Amount per share of Series K Stock is the greater of (1) the sum of the face amount, the accrued
Premium and all conversion default payments accrued through the date of redemption and (2) (a) the sum of $1,000, the accrued Premium and all conversion default payments required under the Series K Certificate, multiplied by (b) the volume weighted average sales price of the Common Stock on the trading day immediately preceeding the optional redemption notice, divided by (c) the Conversion Price in effect on the date of the optional redemption notice. In the event the Company fails to pay any Holder its Optional Redemption Amount, then
(1) the Holder is entitled to interest on such amount at the rate of 24% per annum until the later of the date such Holder's Series K Stock was to be redeemed or until the Company notifies the Holder that it will not redeem such Holder's Series K Stock and (2) such Holder has the right to require the Company to convert such Holder's Series K Stock into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Company elected to redeem such shares and ending on the 20th trading date following the date such Series K Stock was to be redeemed.

Nasdaq Rule

         Rule 4460 of Nasdaq, which is applicable to the Company because the Company's shares of Common Stock are presently included for quotation on the Nasdaq National Market sets forth the corporate governance standards for such securities. Section (i) of Rule 4460 provides:

                  (1) Each NNM [Nasdaq National Market] issuer shall require shareholder approval of a plan or arrangement under subparagraph (A) below or, prior to the issuance of designated securities under subparagraph (B), (C) or (D) below:

                           . . . (D) in connection with a transaction other than
                  a public offering involving:

                           (i) the sale or  issuance  by the  issuer  of  common
                  stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

                           (ii) the sale or  issuance  by the  company of common
                  stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

                  (2) Exceptions may be made upon application to the Association when:

                            (A) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise; and

                            (B) reliance by the company on this exception is expressly approved by the Audit Committee of the Board or a comparable body.

                  A company relying on this exception must mail to all shareholders not later than ten days before issuance of the securities a letter alerting them to its omission to seek the shareholder approval that would otherwise be required and indicating that the Audit Committee of the Board or a comparable body has expressly approved the exception.

         Nasdaq Rule 4460(i)(1) provides that the limit set forth in subparagraph (D) does not apply if a company's stockholders approve the issuance of the securities subject to the rule. In the event stockholder approval is not obtained, the Company will be required to redeem the excess shares of Series K Stock as described above.

Stockholder Approval

         The Board desires to be able to issue shares of Common Stock in connection with the Series K Stock and on exercise of the Investor Warrants and the Agent Warrants (including, without limitation, shares of Common Stock issuable on conversion of and as Premium on Series K Stock and on exercise of Investor Warrants and Agent Warrants that have not been issued as of the date of this Proxy Statement) without regard to the 20% limits of Nasdaq Rule 4460(i)(1)(D). The Board believes it would be in the best interests of the Company if the Company could issue such shares of Common Stock to the Holders rather than being required to redeem the Series K Stock at the required redemption price. See "Redemption Rights" above. The Board believes this provision could result in a forced redemption at a time when the Company might not have, and could not raise, the cash necessary to redeem the shares of Series K Stock. The Board desires to have the ability to retain cash for the use of the Company for other purposes. In addition, the Board believes it is in the best interests of the Company to receive this approval so that it can issue additional Units as required by the terms of the Securities Purchase Agreement and so that it retains the ability to obtain additional financing for the Company when necessary and upon such terms as the Board determines to be advisable. The actual number of shares issuable upon conversion of and as Premium on the Series K Stock and on exercise of the Investor Warrants and the Agent Warrants cannot be determined until the conversion or exercise takes place.

         To date, only 3,300 shares of Series K Stock have been issued. However, under the Securities Purchase Agreement, the Company is obligated to issue an additional 7,700 shares of Series K Stock in certain circumstances. As of September 2, 1997, the Conversion Price was $1.60 per share and the 3,300 shares of Series K Stock (including the Premium accrued through such date) were convertible into 1,664,240 shares of Common Stock. If such additional 7,700 shares of Series K Stock had been outstanding on September 2, 1997, such shares of Series K Stock (including the Premium accrued through such date) would have been convertible into 5,514,240 shares of Common Stock at a Conversion Price of $1.60 per share. If stockholder approval is not obtained (and assuming a Conversion Price of $1.60 per share), the Company would be required to redeem 1,400,000 shares of Common Stock at a redemption price with a discount equal to four to 19% of the current market price if 11,000 shares of Series K Stock were outstanding.

Vote Required

         The affirmative vote of the holders of a majority of the Common Stock present or represented and entitled to vote at the Meeting is required to approve the proposal to eliminate the restriction on the number of shares of Common Stock issuable in connection with the Series K Stock and on exercise the Investor Warrants and the Agent Warrants. An abstention from voting by a stockholder present in person or represented by proxy at the Meeting has the same effect as a vote against the matter.

         The Board recommends a vote FOR the approval to eliminate the restriction on the number of shares issuable in connection with the Series K Stock and on exercise of the Investor Warrants and the Agent Warrants.

                    PROPOSAL NUMBER 2 - APPROVAL TO ELIMINATE
                   THE RESTRICTION ON THE NUMBER OF SHARES OF
                       COMMON STOCK ISSUABLE IN CONNECTION
                           WITH THE CONVERTIBLE NOTES
                      AND ON EXERCISE OF THE NOTE WARRANTS

         On July 9, 1997, the Company issued the Convertible Notes and the Note Warrants. The net proceeds of the Convertible Notes ($1.8 million) have been used for working capital and general corporate purposes. The Note Warrants expire on July 8, 2000. The terms of the Convertible Notes and the Note Warrants were determined by the Board.

         Interest on the Convertible Notes are payable at a rate of 8% per annum, compounded semi-annually. The Company has the option of paying interest in cash or Common Stock at the redemption or conversion price described below under "Conversion Rights."

         The holders of the Convertible Notes have a security interest in accounts receivable, inventory, the intellectual property of the 1 View Software and on the stock of the Company's subsidiary, Dorotech, S.A. The payment of principal, premium, if any, and interest on the Convertible Notes is subordinated to the senior indebtedness of the Company held by Fred E. Kassner who has granted a line of credit to the Company. As of August 31, 1997, the amount of outstanding indebtedness (including accrued and unpaid interest) owed by the Company to Mr. Kassner under this line of credit was $5,036,000.

         Pursuant to the terms of the Convertible Notes, the Company was obligated to file a registration statement with the SEC by September 17, 1997 to register the Common Stock issuable on conversion of the Convertible Notes.

Conversion Rights

         The Convertible Notes are convertible into shares of Common Stock 45 days beginning after issue, that date commencing on August 23, 1997, at a conversion price of $1.875 per share.

         The Convertible Notes may not be redeemed prior to October 30, 1997. On or after October 30, 1997, the holders have the right to redeem the Convertible Notes at face value plus accrued interest on one business days' notice to the Company in cash or shares of Common Stock, at the Company's election. On or after October 30, 1997, the Company has the right to redeem the Convertible Notes at face value plus accrued interest on 30 days' notice to the holders in cash or share of Common Stock, at the holders' election. If shares of Common Stock are used, Common Stock is issued at a rate of 90% of the previous 5 trading days average closing bid price on Nasdaq.

         Under no circumstances may more than 5,035,400 shares of Common Stock be issued upon on conversion of or otherwise in connection with the Series K

Stock, on conversion or redemption of the Convertible Notes and on exercise of the Investor Warrants, the Agent Warrants and the Note Warrants unless the Company's stockholders vote to increase that number or Nasdaq waives the provisions of Rule 4460(i)(1)(D).

Nasdaq Rule

         Rule 4460 of Nasdaq, which is applicable to the Company because the Company's shares of Common Stock are presently included for quotation on the Nasdaq National Market, sets forth the corporate governance standards for such securities. See "Nasdaq Rule" under Proposal 1.

Stockholder Approval

         The Board desires to such be able to issue shares of Common Stock in connection with the Convertible Notes and on exercise of the Note Warrants without regard to the 20% limits of Nasdaq Rule 4460(i)(1)(D). The Board believes it is in the best interests of the Company to receive this approval so that it retains the ability to obtain additional financing for the Company when necessary and upon such terms as the Board determines to be advisable. The actual number of shares issuable upon conversion or redemption of the Convertible Notes cannot be determined until the conversion or redemption takes place.

Vote Required

         The affirmative vote of the holders of a majority of the Common Stock present or represented and entitled to vote at the Meeting is required to approve the proposal to eliminate the restriction on the number of shares of Common Stock issuable upon conversion or redemption of the Convertible Notes and on exercise of the Note Warrants. An abstention from voting by a stockholder present in person or represented by proxy at the Meeting has the same effect as a vote against the matter.

         The Board recommends a vote FOR the approval to eliminate the restriction on the number of shares of Common Stock issuable in connection with the Convertible Notes and on exercise of the Note Warrants.

             PROPOSAL 3 - AMENDMENT TO CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board has recommended, by a unanimous vote of those Directors present at a meeting held August 28, 1997, subject to stockholder approval, that Article Fourth of the Certificate of Incorporation of the Company be amended to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares, in order to give the Board the ability to issue additional shares in connection with additional issuances of Units described above under Proposal 1 and in other circumstances when, and if, the Board should consider that such course of action is advisable. The form of amendment to the Certificate of Incorporation is annexed as Appendix B to this Proxy Statement.

         As of September 2, 1997, 25,484,827 shares of Common Stock were outstanding and an additional 7,316,636 shares were reserved for issuance in connection with the Company's stock option plans, 3,182,123 shares were reserved for issuance in connection with the Company's Series A Stock, 401,660 shares were reserved for issuance in connection with the Company's Series H Stock, 960,000 shares were reserved for issuance in connection with the Convertible Notes, 1,664,240 shares were reserved for issuance in connection with the outstanding shares of Series K Stock, 409,962 shares were reserved for issuance in connection with the outstanding Investor Warrants and the Agent Warrants, 36,000 shares were reserved for issuance in connection with the Note Warrants and 2,130,218 shares were reserved for issuance in connection with other outstanding warrants. If the proposal to increase the authorized Common Stock is adopted, the number of authorized but unissued and unreserved Common Stock would be increased to 65,000,000.

         Although the Board has no present plans, arrangements, understandings or commitments to issue the additional shares that would be authorized if this proposal is adopted (other than with respect to the issuance of additional Units), such shares may be issued from time to time to raise new capital, for future financing, for stock dividends and stock splits and to achieve other corporate objectives not foreseeable at this time. Shares of Common Stock may also be issued in connection with proposed amendments to the terms of the Certificate of Designations for the Series A Cumulative Convertible Preferred Stock of the Company ("Series A Certificate"). The Company intends to propose to the holders of both the Common Stock and the Series A Cumulative Convertible Preferred Stock ("Series A Stock") that they approve amendments to the Series A Certificate at a special meeting of stockholders presently scheduled to be held on November 17, 1997 ("Second Meeting"). If the amendments to the Series A Certificate are adopted at the Second Meeting (in the form as is currently being proposed by the Company), (1) Section 8(i) of the Series A Certificate would be amended to change the rate at which the Company may exchange shares of Common Stock for shares of Series A Stock to three to one and (2) provide that dividends on Series A Stock ceased to accrue on April 30, 1997. If the stockholders approve the amendments, each share of Series A Stock will automatically convert into three shares of Common Stock as of the close of business on the first business day following the Second Meeting, the shares of Series A Stock will no longer be outstanding for any purpose and all rights with respect to such shares shall cease, except for the rights of holders of Series A Stock to receive shares of Common Stock upon the exchange.

         No further authorization by vote of the stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized (other than at the Second Meeting with respect to the amendment to the Series A Certificate), except as might be required by law, regulatory authorities or rules of any stock exchange on which the Company's shares may then be listed. The stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

         The Board recommends that you vote FOR adoption of this amendment to the Company's Certificate of Incorporation to increase number of authorized shares of Common Stock.

            CERTAIN INFORMATION REGARDING NETWORK IMAGING CORPORATION


                             SELECTED FINANCIAL DATA

         The following selected financial data for the five years ended December 31, 1996 are derived from the audited consolidated financial statements of Network Imaging Corporation. The financial data as of and for the six months ended June 30, 1997 are derived from the unaudited consolidated financial statements of Network Imaging Corporation. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Network Imaging Corporation considers necessary for a fair presentation of the financial position and results of operations for this period. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

STATEMENT OF OPERATIONS DATA                                                          Year ended December 31,
                                                               --------------------------------------------------------------------
                                                                  1996           1995           1994           1993           1992

Net Revenue .............................................      $ 39,477       $ 69,151       $ 67,028       $ 34,069       $ 27,961
Costs and expenses:
Costs of revenue ........................................        24,374         42,398         48,189         25,094         21,366
Product Development .....................................         6,500          7,058          4,666          1,315            310
Selling, general and administration .....................        24,956         35,679         36,765         11,886          6,697
Exchange fee and gain on sale of asset, net .............           619           --             --             --             --
Purchased in-process research and development ...........          --             --            8,821         24,550           --
Settlement with stockholders ............................          --            1,642           --             --             --
Loss on closure and sale of subsidiaries, net ...........           921          9,274           --             --             --
Restructuring costs .....................................          (175)        (1,433)         1,654          1,646           --
Capitalized software write-off ..........................          --             --            8,743            286

Loss before interest income and income taxes ............       (17,718)       (25,467)       (41,810)       (30,708)          (412)
Interest income (expense), net ..........................           309            224            579             77           (106)
                                                               --------       --------       --------       --------       --------
Loss before income taxes ................................       (17,409)       (25,243)       (41,231)       (30,631)          (518)
Income tax (benefit) expense ............................           (68)          (280)        (1,606)           186            (53)
                                                               --------       --------       --------       --------       --------
Net loss ................................................       (17,341)       (24,963)       (39,625)       (30,817)          (465)

Preferred stock preferences .............................        (3,730)        (9,933)        (4,496)          (604)          --
                                                               --------       --------       --------       --------       --------
Net loss applicable to common shares ....................      $(21,071)      $(34,896)      $(44,121)      $(31,421)      $   (465)
                                                               ========       ========       ========       ========       ========

Net loss per common share ...............................      $  (1.02)      $  (2.41)      $  (3.56)      $  (4.48)      $  (0.13)
                                                               ========       ========       ========       ========       ========

Weighted average shares outstanding .....................        20,682         14,502         12,391          7,015          3,486

STATEMENT OF OPERATIONS DATA:                          Six Months Ended June 30,
                                                      --------------------------
                                                           1997          1996

Net Revenue ........................................     $ 18,453      $ 19,671
Costs and expenses:
Costs of revenue ...................................       11,972        14,082
Product Development ................................        2,308         3,061
Selling, general and administration ................       10,552        13,847
Exchange fee and gain on sale of asset, net ........         --             619
Gain from extinguishement of debt ..................         (267)         --
Restructuring costs ................................         --            (175)
Loss before interest income and income taxes .......       (6,112)      (11,763)
Interest income (expense), net .....................          (33)          (12)
                                                         --------      --------
Loss before income taxes ...........................       (6,145)      (11,617)
Income tax (benefit) expense .......................           55           (12)
                                                         --------      --------
Net loss ...........................................       (6,200)      (11,605)

Preferred stock preferences ........................       (1,906)       (1,884)
                                                         ========      ========
Net loss applicable to common shares ...............     $ (8,106)     $(13,389)
                                                         ========      ========

Net loss per common share ..........................     $  (0.33)     $  (0.69)
                                                         ========      ========

Weighted average shares outstanding ................       24,715        20,209

BALANCE SHEET DATA                                June 30,                              Year ended December 31,
                                                 ---------       -------------------------------------------------------------------
                                                    1997           1996           1995           1994           1993           1992

Cash and cash equivalents ................        $ 1,845        $ 7,601        $ 9,359        $ 3,989        $39,764        $ 3,385
Working capital ..........................          4,546          9,893         13,454         17,513         45,859          3,823
Current assets ...........................         19,194         24,709         35,718         46,051         59,516         10,230
Intangible assets, net ...................          5,969          7,050          9,098         19,874         12,855          2,546
Total assets .............................         29,439         36,778         49,964         71,871         75,519         13,738
Current liabilities ......................         14,648         14,816         22,264         28,538         13,657          6,407
Long term liabilities ....................          5,524            388          2,037          3,568          3,442            287
Redeemable preferred stock ...............          6,357          9,857         15,478         14,609         15,626           --
Total stockholders equity ................        $ 2,910        $11,717        $10,195        $25,156        $42,794        $ 7,044


Management's Discussion and Analysis of Financial Condition and Results of
 Operations

         This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainty. The Company's actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors" as well as those discussed elsewhere in this Prospectus.

Results of Operations for the Years Ended December 31, 1996, 1995 and 1994

         Revenue. Product revenue includes sales of software licenses and computer equipment. Product revenue is recognized upon delivery or, for contracts with significant completion services requiring attainment of customer acceptance, upon customer acceptance. Service revenue includes software maintenance contracts, installation and customization. Service revenue is recognized over the terms of the related contracts as the services are completed or under the percentage of completion method where appropriate.

         Total revenue was $39 million in 1996, $69 million in 1995 and $67 million in 1994. The decrease in total revenue in 1996 over 1995 of $30 million, or 43%, resulted from decreases in product revenues of $29.2 million, or 61%, to $18.3 million, and in service revenue of $500,000, or 2%, to $21.1 million. The increase in total revenue in 1995 over 1994 of $2 million, or 3%, resulted from increases in service revenue of $4.5 million, or 26% to $21.6 million, offset by a decrease in product revenue of $2.4 million, or 5% to $47.5 million.

         During 1994, the Company committed itself to a plan of restructuring that was designed to improve operating results by concentrating the Company's resources on the marketing and continued development of its 1View suite and COLD software products. In connection with its restructuring plan, the Company, during 1995 and 1996, disposed of a number of operating units (the "Divestitures"), which were not considered complimentary to the Company's business. The decrease in product revenue in 1996 of $29.2 million was primarily attributable to the Divestitures, which reduced product revenue by $19.9 million, and a major installation project in 1995 for $9.3 million, which was not duplicated in 1996.

         The decrease in product revenue in 1995 of $2.4 million was primarily attributable to the Divestitures, which reduced product revenue by $10.6 million, offset by an increase of $8.2 million in 1View and comparable Company product revenue. The increase in 1View product revenue was attributable to licenses provided for a major installation project, involving approximately 40 servers and 3,000 clients, in more than 50 districts of a major telecommunications company. This project accounted for approximately 15 percent of the Company's revenues in 1995.

         The decrease in service revenue in 1996 of $500,000 was attributable to the Divestitures, which reduced service revenue by $2.9 million, offset by an increase of $2.4 million in 1View and comparable Company service revenue. The increase in 1View and comparable Company service revenue was attributable to increased staffing and management emphasis on the professional services business. The increase in service revenue in 1995 of $4.5 million was primarily attributable both to Dorotech, the Company's French subsidiary, and to domestic COLD storage maintenance services.

         Profit Margins. Profit margins for product sales improved in 1996 over 1995 as the cost of products sold decreased from 62% to 54% of sales. The increase in product sales margins was due to the continued increased sales of the Company's internally developed products and due to the dispositions in 1995 of the Company's CAD/CAM resellers. Profit margins for product sales improved in 1995 over 1994 as the cost of products sold decreased from 74% to 62%. The significant increase in product sales margins was also due primarily to the increased sales of the Company's internally developed 1View product suite and the dispositions of the Company's WildSoft and Hunt Valley divisions and PE Systems. Microsouth, Tekgraf, IBZ Digital Production and NIC UK subsidiaries during 1995, which primarily occurred in the second and third quarters.

         Profit margins for service sales decreased in 1996 over 1995 as the cost of products sold increased from 61% to 68% of sales. The decrease in service sales margins was primarily attributable to the increased staffing in the professional services business. Profit margins for service sales improved in 1995 as compared to 1994, as the cost of service sales decreased from 67% to 61%. The increase in service sales margins was due primarily to customization and maintenance service sales of the Company's internally developed 1View product suite, an increase in COLD storage maintenance margins and the Divestitures.

         Research and Development. The Company's expenditures on software research and development activities ("R&D") in 1996 were $8.5 million, of which $2.0 million was capitalized and $6.5 million was expensed. The slight increase in capitalization between 1996 and 1995 was due to the development of the Company's next generation mainframe and PC-based COLD products. The Company's expenditures on software R&D activities in 1995 were $8.7 million, of which $1.7 million was capitalized and $7.0 million was expensed. The Company's expenditures on software research and development activities and for the acquisition of software licenses in 1994 were $11.6 million, of which $7.0 million was capitalized and $4.6 million was expensed. The 48% increase in product development expense from $4.6 million in 1994 to $6.8 million in 1995 was primarily attributable to the general release of the Company's 1View product suite in early 1995, whereas in 1994, the R&D efforts for the 1View product suite were still in the development stage. The net decrease in total R&D expenditures from $11.6 million in 1994 to $8.5 million in 1995, or $3.1 million, was primarily attributable to the Divestitures; a reduced focus on the Company's network attachable storage products, which resulted in a $770,000 reduction in R&D expenditures; an increased focus on Dorotech's engineering services, which resulted in a $810,000 reduction in R&D expenditures; a net $200,000 reduction in software license acquisitions; and, increased domestic engineering services for installation and maintenance of the Company's 1View product suite.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SG&A") were $25.0 million, or 63% of revenue, in 1996, $35.7 million, or 52% of revenue, in 1995, $36.8 million, or 55% of revenue, in 1994. The decrease in 1996 compared to 1995 of $10.7 million, or 30% was the result of the Divestitures, which accounted for a $8.7 million decrease in addition to a $2.0 million decrease in SG&A expenses from the Company's continuing 1View, COLD and French operations. The decrease in 1995 compared to 1994 of $900,000, or 2%, is due to the Divestitures, which reduced SG&A expense an aggregate of $5.0 million, offset by increases in sales and marketing efforts of $4.1 million.

         Exchange Fee and Gain on Sale of Asset, Net. During 1996, the Company paid a fee of $650,000 plus $80,000 of expenses in connection with the extension of the redemption date of the Company's Dorotech Acquisition Preferred Stock. See "Descriptions of Capital Stock--Acquisition of Preferred Stock." During 1996, the Company realized a $111,000 gain on the disposition of stock distributed to the Company by its medical insurance provider.

         Purchased In-Process R&D. In connection with the acquisition of DCR ("TREEV"), now wholly-owned division of the Company, during 1994, the Company incurred a charge totaling $8.8 million relating to the expensing of purchased in-process research and development.

         Settlement with Stockholders. Operating expenses in 1995 include a $1.6 million expense related to settlement of obligations with former stockholders of IBZ and TREEV for $750,000 and $892,000, respectively. The Company entered into an agreement with the former principle stockholder of IBZ whereby, in exchange for an aggregate of $750,000, the former principle shareholder of IBZ relinquished rights to a loan guarantee. During 1995, the Company and four former stockholders of TREEV, entered into agreements to settle a dispute arising from the acquisition of DCR in exchange for extensions of employment agreements and an aggregate of 175,000 additional shares of Common Stock of the Company, valued at approximately $892,000.

         Restructuring Charges and Capitalized Software Write-Offs. At December 31, 1996, the 1994 restructuring plan, whereby excess personnel, duplicate facilities and products to be discontinued were identified, whereby excess personnel, duplicate facilities and products to be discontinued were identified (the "Plan") was complete. Under the Plan, the Company incurred a net change in estimate of $175,000 in 1996.

         During 1995, the Company incurred additional charges under the Plan for items that exceeded its original estimates totaling $297,000. These additional charges were offset by $1.4 million reflecting a decrease in estimated charges for impairment of inventory and maintenance spare parts. During 1995, $322,000 of the 1993 restructuring plan costs were reversed after a release was negotiated from the landlord for vacated property.

         The Company incurred a $2.0 million restructuring charge in 1994 when establishing the Plan. In conjunction with the 1994 restructuring, the Company also expensed capitalized software of $5.3 million, in 1994, which related to products that were abandoned in favor of the 1View suite. During 1994, $300,000 of costs from the 1993 restructuring plan were adjusted due to changes in estimate.

         Investment and Interest Income. Net investment and interest income was $309,000 in 1996, $224,000 in 1995 and $579,000 in 1994. The $85,000 increase in net investment and interest income between 1996 and 1995 was primarily attributable to the interest earned for the cash received and invested from the private placement offerings of Common Stock and Series H, I and J Preferred Stock done during the first three quarters of 1996. The $355,000 decrease in net investment and interest income between 1995 and 1994 was primarily attributable to a decrease in cash, cash equivalents and short-term investment balances during the same period and to increased interest expense from capital leases and the lines of credit.

         Income Taxes. The Company incurred income tax benefits of $68,000, $280,000 and $1.6 million in 1996, 1995 and 1994, respectively. The $68,000 income tax benefit incurred in 1996 was the result of net operating losses generated by Dorotech's operations offset by a decrease in Dorotech's net deferred tax liabilities. The $280,000 income tax benefit incurred in 1995 was primarily the result of a decrease of net deferred tax liabilities resulting from the divestiture of IBZ's European operations and other purchase accounting adjustments. The $1.6 million income tax benefit in 1994 was primarily the result of income tax credits generated by Dorotech's European operations for R&D expenditures and net operating losses generated by Dorotech's and IBZ's European operations.

         Net Loss. The Company's net loss was $17.3 million in 1996, $25.0 million in 1995 and $39.6 million in 1994. The $7.6 million decrease in net loss between 1996 and 1995 was due to the 1995 losses from the Divestitures of $9.3 million, the $1.6 million settlement with stockholders, and the $10.7 million reduction in SG&A expenses in 1996. These reductions in expenses were offset by a $11.7 million reduction in gross margin in 1996, the loss on sale of subsidiary in 1996 of $921,000, and the change in estimate of $1.4 million in restructuring costs in 1995.

         The $14.7 million decrease in net loss between 1995 and 1994 was due primarily to significantly improved margins on product and service sales of $7.8 million, the 1994 expenses incurred for purchased in-process research and development, of $8.8 million, restructuring charges of $1.7 million and capitalized software write-offs, of $8.7 million, offset by the 1995 loss on closure and sales of subsidiaries of $9.3 million, settlement expenses, of $1.6 million, and reversals of restructuring costs, of $1.4 million.

         Excluding the impact of the write-off of purchased in-process R&D and the write-off of capitalized software, the entities divested in 1995 and 1996 contributed a net loss of approximately $1.1 million in 1996, $4.3 million in 1995 and $14.4 million in 1994.

         Net Loss Applicable to Common Shares. Net loss applicable to common shares includes adjustments for dividends, accretion and redemption amounts related to the Company's preferred stock. The net loss applicable to common shares was $21.1 million, or $1.02 per share, in 1996; $34.9 million, or $2.41 per share, in 1995; $44.1 million, or $3.56 per share, in 1994. The decrease in 1995 over 1994 is attributable to the decrease in net loss described above and the reduction in accretion to redemption value of the Company's Series B Convertible Preferred Stock of $417,000 offset by the cost of redemption of Series D Preferred Stock of $5.9 million.

Liquidity and Capital Resources for the Years Ended December 31, 1996 and 1995

         As of December 31, 1996, the Company had $7.6 million in cash and cash equivalents compared to $9.4 million in cash and cash equivalents and $3.0 million in restricted short-term investments, or a total of $12.4 million, at December 31, 1995. Net working capital decreased to $9.9 million at December 31, 1996 from $13.2 million at December 31, 1995; however, the Company's working capital ratio improved from 1.6:1 to 1.7:1.

         At December 31, 1996, the Company had outstanding debt of $2.2 million, $2.1 million of which is due within one year. This compares with debt of $6.6 million at December 31, 1995, $5.4 million of which was due within one year. The decrease in debt of $4.4 million primarily arose from net repayments of maturing obligations. See Notes to the Consolidated Financial Statements.

         For 1996, the $1.8 million decrease in cash and cash equivalents resulted from a $11.9 million use of cash from operating activities, $2.6 million used in investing activities and the generation of $12.7 million from financing activities. The $11.9 million use of cash in operating activities arose primarily from the $17.3 million loss from operations offset by $5.8 million in depreciation and amortization charges. The $2.6 million to fund investing activities arose with respect to capitalized software development costs and the purchase of fixed assets. The $12.7 million in cash provided by financing activities arose primarily from the $6.0 million proceeds from the issuance of Common Stock and $10.9 million proceeds from the issuance of Convertible Preferred Stock, Series H, I and J, offset by the $3.2 million payment of Series A Stock dividends and net payments in debt and capital leases of $1.2 million.

         During the first quarter of 1996, the Company repaid its $2.5 million U.S. line of credit, which had a termination date of March 31, 1996. At December 31, 1995, $2.5 million of the $3.1 million restricted short-term investments served as collateral for this line of credit. The Company negotiated a new line of credit during the fourth quarter of 1996, see Notes to the Consolidated Financial Statements.

         For 1995, the $5.4 million increase in cash and cash equivalents resulted from a $9 million use of cash from operating activities, the generation of $9.6 million from investing activities, and the generation of $4.7 million from financing activities. The $9 million use of cash in operating activities arose primarily from the $25 million net loss offset by $6.3 million in depreciation and amortization charges and a $9.3 million loss on the sale of subsidiaries. The $9.6 million raised from investing activities arose primarily from the sale of short-term investments offset by capitalized software development costs and purchases of fixed assets. The $4.7 million raised from financing activities arose primarily from the $28.1 proceeds from the issuance of Preferred Stocks, Series D, E and G, and the issuance of Common Stock, offset by the $15.6 million redemption cost for the Series D Preferred Stock, $3.2 million in dividend payments on the Series A Stock, $2.3 million net payments in debt and capital lease financings, and $3.1 million purchase of restricted short-term investments. In 1995, the Company divested seven operating units for which the Company received $1.2 million in cash.

         As a result of stock offerings in 1996, the Company received net proceeds of approximately $16.9 million which included offering costs of approximately $585,000. Under the offerings, the Company issued 1,760,285 shares of Common Stock and 1,100 shares of Preferred Stock. The net proceeds of the offerings were used for working capital purposes.

         The annual dividend requirements on the Company's preferred stocks are as follows: Series A Stock - $3.2 million (payable quarterly). Dividends on the Company's Series H Preferred Stock is payable in cash or Common Stock.

         The adverse results of operations which the Company experienced in 1996 have been declining and are expected to reverse in the first part of 1998. The Company believes that its existing cash, the proceeds of its private placement with Zanett Securities, and the anticipated cash flows from 1997 and 1998 operations, should provide sufficient resources to fund its activities in 1997 and 1998.

Results of Operations for the Six Months Ended June 30, 1997 and 1996

         Revenues. Total revenues were $18.5 million and $19.7 million for the six months ended June 30, 1997 and 1996, respectively. The $1.2 million decrease in revenue was the result of decreases in product revenue of $1.0 million, or 28%, and a decrease in service revenue of $194,000, or 6%. The decrease in product revenue was primarily attributable to the disposition in 1996 of Symmetrical Technologies, Inc. ("STI"), which reduced the Company's revenues by $1.5 million. The decrease in service revenue of $194,000 was also primarily the result of the disposition of STI, which contributed $170,000 of the decrease.

         Profit Margins. Profit margins for product sales increased 12% for the first six months of 1997 over the same period in 1996 as cost of products decreased from 62% to 50% of sales. The increase in product sales margins was primarily due to the disposition during 1996 of STI. Profit margins for service sales increased 3% for the six months ended June 30, 1997 as compared to 1996 as the cost of services decreased from 80% to 77% of sales. The increase in service sales margins from 20% to 23% was due to the Company's increasing emphasis on its custom development services.

         Sales and Marketing. Sales and marketing expenses were $7.3 million or 39% of revenue for the six months ended June 30, 1997 compared to $8.3 million, or 42% of revenue in 1996. The decrease of $1.1 million, or 13%, was primarily the result of the Company's disposition of STI during 1996.

         General and Administrative. G&A expenses were $3.3 million, or 18% of revenue, for the six months ended June 30, 1997 compared to $5.5 million, or 28% of revenue, in 1996. The decrease of $2.2 million, or 40%, was primarily the result of the Company's efforts in cost reductions in the Company's continuing operations.

         Product Development. The Company's expenditures on software research and development activities for the six months ended June 30, 1997 were $3.0 million, of which $0.7 million was capitalized and $2.3 million was expensed.
Software  research and  development  expenditures  for the 1996 period were $4.2 million, of which $1.1 million was capitalized and $3.1 million was expensed. The $1.2 million decrease in research and development expenditures is attributable to the Company's 1996 plan to consolidate the various 1View product development groups into a common product development organization operating under a single senior manager. During 1996, the Company consolidated its COLD product development groups from three separate locations to one, and vacated the excess office space. The Company's disposition of STI also resulted in a reduction of $116,000 in research and development expenditures.

         Gain on Extinguishement of Debt. The Company's French subsidiary, Dorotech, realized a $267,000 gain in connection with the partial forgiveness of a grant made by a French government agency.

         Income Taxes. The Company's income tax expense for the six months ended June 30, 1997 of $55,000 resulted from income generated by the Company's French operations that could not be offset by operating losses or carryforwards available in other jurisdictions. The Company had income tax benefit for the six months ended June 30, 1996 of $12,000, which was primarily the result of taxable losses generated by Dorotech.

         Net Loss. The Company's net loss for the six months ended June 30, 1997 was $6.2 million as compared to a net loss of $11.6 million for the comparable period of 1996. The net loss decrease of $5.4 million for the first six months of 1997 as compared to the same period in 1996 is due primarily to the $2.2 million reduction in G&A expenses, $1.1 million reduction in sales and marketing expenses, $1.1 million reduction in product development expenses, increased profit margins resulting in $890,000 additional gross margin, and the exchange fee incurred in 1996.

         Net Loss Applicable to Common Stock. The net loss applicable to common shares includes adjustments for dividends and accretion amounts related to the Company's Series A and F Preferred stock. The net loss applicable to common shares was $8.1 million, or ($.33) per share, for the six months ended June 30, 1997 as compared to $13.5 million or ($.69) per share, for the comparable period of 1996. The decrease is attributable to the decrease in net loss described above.

Liquidity and Capital Resources for the Six Months Ended June 30, 1997

         As of June 30, 1997, the Company had $1.8 million in cash and cash equivalents, as compared to $7.6 million in cash and cash equivalents at December 31, 1996. Net working capital was $4.5 million at June 30, 1997 and $9.9 million at December 31, 1996.

         During the first six months of 1997, the Company redeemed 1,000,000 shares of Series F Stock for $3,500,000 by using proceeds from its line of credit. In addition, the Company drew the remaining $1,500,000 from its domestic line of credit. See "Certain Transactions."

         Pursuant to the purchase agreement with CDRE, as amended on May 30, 1997, the Company is obligated to repurchase the remaining 792,186 outstanding shares of the Company's Series F Stock (all of which are held by CDRE) by January 31, 1998 for an aggregate cash payment of $6,400,000 plus interest in the amount of $400,000. (Because the sole holder of all of the outstanding shares of Series F Stock has agreed to sell all of such shares to the Company for a set price, the Company no longer accrues dividends on the outstanding shares of Series F Stock.) The Company has granted CDRE a first ranking pledge on all of the outstanding stock of Dorotech and, if the Company fails to make the payments to CDRE when due, CDRE is at liberty to sell all of the Dorotech shares owned by the Company and may withhold all amounts due and payable to CDRE before paying back excess money, if any, to the Company. See "Risk Factors -European Operations" and "Description of Capital Stock - Acquisition Preferred Stock." The Company cannot repurchase the outstanding shares of Series F Stock from CDRE unless and until all accrued dividends on the Series A Stock have been paid. The Company failed to pay its quarterly dividend on the Series A Stock due in July 1997 of $0.50 per share or $803,000 in the aggregate. See "Description of Capital Stock --Series A Cumulative Convertible Preferred Stock."

         The Company is endeavoring to sell all of the outstanding stock of Dorotech to a third party. There can be no assurance that the Company will be able to do so by January 31, 1998 or at all or on favorable terms.

         For the six months ended June 30, 1997, the $5.8 million decrease in cash and cash equivalents resulted from the use of $3.3 million in cash to fund operating activities, $1.2 million to fund investing activities and $1.2 million in cash to fund financing activities.

         The $3.3 million in cash used to fund of operating activities arose primarily with respect to a net loss in operations. The $1.2 million in cash used to fund investing activities arose with respect to capitalized software development costs and the purchase of fixed assets. The $1.2 million in cash used by financing activities arose primarily from the $1.8 million payment of preferred stock dividends and the principle payments on debt and capital lease obligations offset by proceeds of $5.0 million from borrowing from the line of credit.

         The adverse results of operations that the Company has experienced is expected to continue at least for the remainder of 1997. The Company believes that its existing cash, together with the current proceeds from the convertible notes, a debt offering the Company effected in July 1997 (the "Convertible Notes"), current and future proceeds from the sale of Series K Stock and warrants, and the anticipated cash flows from operations, should provide sufficient resources to fund its activities through the next twelve months and to maintain net tangible assets of at least $4.0 million, which is required for continued inclusion of the Company's securities on Nasdaq National Market. However, there can be no assurance that the Company will be able to satisfy the conditions precedent to the issuance of additional shares of Series K Stock and warrants. Anticipated cash flows from operations are largely dependent upon the Company's ability to achieve its sales and gross profit objectives for its 1View and other products. If the Company is unable to meet these objectives, it will consider alternative sources of liquidity, such as additional offerings of equity securities. Although the Company believes that it can successfully implement its operating plan and, if necessary, raise additional capital, there can be no assurance that implementation of the plan will be successful or that financing, if sought, will be available. See "Risk Factors -- Continued Listing on the Nasdaq National Market."


Independent Accountants

         The Board, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP, independent accountants, as auditors of the Company to examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for the year ending on December 31, 1997. Ernst & Young LLP currently serves as the Company's independent accountants. Representatives of Ernst & Young LLP will be present at the Meeting and will be given an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

         The Company engaged Ernst & Young LLP effective June 25, 1996 as independent accountants to examine the consolidated financial statements of the Company for the year ended December 31, 1996. Ernst & Young LLP replaced Price Waterhouse LLP. The Company's decision to retain Ernst & Young LLP as the Company's principal independent accountants and discontinue the engagement of Price Waterhouse LLP was approved by the Board. There have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the years ended December 31, 1995 and December 31, 1994.

                              SHAREHOLDER PROPOSALS

         The Company anticipates that its 1998 annual meeting of stockholders will be held in June, 1998. In order to be considered for that meeting, shareholder proposals must be received by the Company no later than December 26, 1997. Stockholders should send their proposals to the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the 1934 Act on or before December 26, 1997.

                                 OTHER BUSINESS

         The Board does not intend to bring any other matter before the Meeting and does not know of any other business that others will present for consideration at the Meeting. Except as the Board may otherwise permit, only the business set forth and discussed in the Notice of Special Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting, the proxy holders will vote on such matters according to their discretion.

                                         By Order of the Board of Directors



                                         JULIA A. BOWEN
                                         Vice President, General Counsel
                                         and Assistant Secretary

         All stockholders are urged to complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

                                                                      Appendix A

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       of

                      SERIES K CONVERTIBLE PREFERRED STOCK

                                       of

                           NETWORK IMAGING CORPORATION

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)




         Network Imaging Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.0001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

         Series K Convertible Preferred Stock:

                            I. DESIGNATION AND AMOUNT

         The designation of this series, which consists of 11,000 shares of Preferred Stock, is the Series K Convertible Preferred Stock (the "Series K Preferred Stock") and the face amount shall be One Thousand U.S.
Dollars ($1000.00) per share (the "Face Amount").

                                II. NO DIVIDENDS

         The Series K Preferred Stock will bear no dividends, and the holders of the Series K Preferred Stock shall not be entitled to receive dividends on the Series K Preferred Stock.

                            III. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designation, the following terms shall have the following meanings:

         A. "Closing Price" means, for any security as of any date, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series K Preferred Stock if Bloomberg Financial Markets is not then reporting Closing Prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series K Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

         B. "Conversion Date" means, for any Optional Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined in Paragraph D of Article IV).

         C. "Conversion Percentage" shall initially have the meaning set forth below during each of the periods set forth below. In the event, the Corporation's Common Stock is no longer designated for quotation on the Nasdaq National Market ("Nasdaq") and is designated for quotation on the Nasdaq Small Cap Market, the Conversion Percentage for each of the periods set forth below shall be permanently reduced by two percent (2%). The Conversion Percentages also shall be subject to adjustment as provided herein and as provided in
Section 2(c) of the Registration Rights Agreement (as defined herein):

If the Conversion Date is:                   Then the Conversion Percentage is:

Prior to the 61st day following                             105%
the First Closing Date

On or after the 61st day following                           96%
the First Closing Date and prior to
the 91st day following the First Closing Date

On or after the 91st day following                           85%
the First Closing Date and prior to
the 181st day following the First Closing Date

On or after the 181st day following                          81%
the First Closing Date

         D. "Conversion Price" means the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

         E. "First Closing Date" means the date of the first closing under that certain Securities Purchase Agreement by and among the Corporation and the purchasers named therein with respect to the initial issuance of the Series K Preferred Stock (the "Securities Purchase Agreement").

         F. "Fixed Conversion Price" means $2.00 and shall be subject to adjust-ment as provided herein.

         G. "N" means the number of days from, but excluding, the date of original issuance of such share of Series K Preferred Stock.

         H. "Premium" means an amount equal to (.07)x(N/365)x(1,000).

         I. "Variable Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage then in effect by the lowest Closing Price for the Corporation's Common Stock, par value $.0001 per share ("Common Stock") on any single trading day during the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), and shall be subject to adjustment as provided herein.

                                 IV. CONVERSION

         A. Conversion at the Option of the Holder. (i) Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series K Preferred Stock may, at any time and from time to time, convert (an "Optional Conversion") each of its shares of Series K Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula if the Corporation timely redeems the Premium thereon in cash in accordance with subparagraph (ii) below:

                                     1,000
                                ----------------
                                Conversion Price

or in accordance with the following formula if the Corporation does not timely redeem the Premium thereon in accordance with subparagraph (ii) below:

                               1,000 + the Premium
                               -------------------
                                 Conversion Price

                  (ii) (a) The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion or in the event of a Required Conversion at Maturity, to redeem any portion of the Premium subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation so elects to redeem all or any portion of the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within three
(3) business days of receipt by the Corporation of a notice of Conversion (in the case of a redemption in connection with an Optional Conversion) or the Maturity Date (in the case of a redemption in connection with a Required Conversion at Maturity), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock in accordance with Article IV.A(i).

                       (b) Each holder of Series K Preferred Stock shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem all or any portion of the Premium in cash pursuant to the Corporation's redemption rights discussed in subparagraph (a) of this Article IV.A(ii). A holder may exercise such right from time to time by sending notice (an "Election Notice") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem any portion of the Premium for cash in lieu of issuing Common Stock therefor if such holder were to exercise its right of conversion pursuant to this Article IV.A. The Corporation shall, no later than the close of business on the next business day following receipt of an Election Notice, disclose to such holder whether the Corporation would elect to redeem any portion of a Premium in connection with a conversion pursuant to a Notice of Conversion delivered over the subsequent five (5) business day period. If the Corporation does not respond to such holder within such one (1) business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent five (5) business day period, forfeit its right to redeem such Premium in accordance with subparagraph (a) of this Article IV.A(ii) and shall be required to convert such Premium into shares of Common Stock.

         B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series K Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall immediately send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Article XIV.B).

                  (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a holder of Series K Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, no later than the second business day following the later of (a) the Conversion Date and
(b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XIV.B) (the "Delivery Period"), issue and deliver to the holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series K Preferred Stock being converted and (y) a certificate representing the number of shares of Series K Preferred Stock not being converted, if any. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.
                  (ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series K Preferred Stock.

                  (iii) No Fractional Shares. If any conversion of Series K Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series K Preferred Stock shall be the next higher whole number of shares.

                  (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

         C. Limitations on Conversions. The conversion of shares of Series K Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

                  (i) Cap Amount. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, in no event shall the total number of shares of Common Stock issued upon conversion of the Series K Preferred Stock exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to Rule 4460(i) of the Nasdaq (or any successor rule) (the "Cap Amount"). The Cap Amount shall be allocated pro-rata to the holders of Series K Preferred Stock as provided in Article XIV.C. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph
(i), the Corporation shall comply with Article VII.

                  (ii) No Five Percent Holders. Except in a Required Conversion at Maturity, in no event shall a holder of shares of Series K Preferred Stock be entitled to receive shares of Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series K Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series K Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph
(ii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Common Stock and each holder of Series K Preferred Stock shall approve such alteration, amendment, deletion or change.

         D. Required Conversion at Maturity. Subject to the limitations set forth in Paragraph C(i) of this Article IV and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series K Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "Securities Act") for resale by the holders of such shares of Series K Preferred Stock and (iii) eligible to be traded on either the Nasdaq, the New York Stock Exchange or the American Stock Exchange, each share of Series K Preferred Stock issued and outstanding on the fourth anniversary of the First Closing Date (the "Maturity Date"), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "Required Conversion at Maturity"). If the Required Conversion at Maturity occurs, the Corporation and the holders of Series K Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; provided, however, that the holders of Series K Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

                    V. RESERVATION OF SHARES OF COMMON STOCK

         A. Reserved Amount. Upon the initial issuance of the shares of Series K Preferred Stock, the Corporation shall reserve 12,500,000 shares of the authorized but unissued shares of Common Stock for issuance upon conversion of the Series K Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series K Preferred Stock outstanding at the then current Conversion Price. The Reserved Amount shall be allocated to the holders of Series K Preferred Stock as provided in Article XIV.C.

         B. Increases to Reserved  Amount.  If the Reserved Amount for any three
(3) consecutive  trading days (the last of such three (3) trading days being the

"Authorization Trigger Date") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of the Series K Preferred Stock on such trading days, the Corporation shall immediately notify the holders of Series K Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series K Preferred Stock. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, each holder of Series K Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series K Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series K Preferred Stock. If the Corporation fails to redeem any of such shares within ten (10) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

                       VI. FAILURE TO SATISFY CONVERSIONS

         A. Conversion Default Payments. If, at any time, (x) a holder of shares of Series K Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Series K Preferred Stock at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of
(x) and (y) being a "Conversion Default"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, payments for the first ten (10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days following a Conversion Default described in clause (y), an amount equal to $500 per day. Notwithstanding the foregoing, in no event shall the Company be deemed to have committed a Conversion Default at any time prior to the Registration Deadline or during an Excluded Period (as such terms are defined in the Registration Rights Agreement (as defined herein)) solely because the shares of Common Stock issued upon a conversion of Series K Preferred Stock were not freely tradeable. In the event any Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to the holder an additional amount equal to:

                     (.24) x (D/365) x (the Default Amount)

where:

         "D" means the number of days after the expiration of the ten (10) business day period described above through and including the Default Cure Date;

         "Default Amount" means (i) the total Face Amount of all shares of Series K Preferred Stock held by such holder plus (ii) the total accrued Premium as of the first day of the Conversion Default on all shares of Series K Preferred Stock included in clause (i) of this definition; and

         "Default Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series K Preferred Stock and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable Common Stock in satisfaction of all conversions of Series K Preferred Stock in accordance with
Article IV.A.

         The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "Conversion Default Payments." A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.E. In the event a holder elects to convert all or any portion of the Conversion Default Payments into Common Stock, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

         B. Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series K Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and
VII), then the Fixed Conversion Price in respect of any shares of Series K Preferred Stock held by such holder shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

         C. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series K Preferred Stock and
(ii) after the applicable Delivery Period with respect to such conversion, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the shares of Common Stock (the "Sold Shares") which such holder anticipated receiving upon such conversion (a "Buy-In"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.E.

         D. Redemption Right. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to issue shares of Common Stock within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of Series K Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion
Default, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to have all or any portion of such holder's outstanding shares of Series K Preferred Stock purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

 VII. INABILITY TO CONVERT SHARES OF SERIES K PREFERRED STOCK DUE TO CAP AMOUNT

         A. Obligation to Cure. If at any time the then unissued portion of any holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such holder's shares of Series K Preferred Stock (a "Trading Market Trigger Event"), the Corporation shall immediately notify the holders of Series K Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of Series K Preferred Stock but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event, each holder of Series K Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series K Preferred Stock such that, after giving effect to such purchase, the then unissued portion of such holder's Cap Amount on the date of such Redemption Notice exceeds 135% of the total number of shares of Common Stock then issuable to such holder upon conversion of its Series K Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

         B. Remedies. If the Corporation fails to eliminate the applicable prohibitions within the ninety (90) day cure period referred to in Paragraph A of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of Series K Preferred Stock to any holder because such issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited from converting its Series K Preferred Stock may elect any or both of the following additional remedies:

                  (i) to require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series K Preferred Stock (including any shares of Series K Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock on the Nasdaq (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the Nasdaq SmallCap Market or on the over-the-counter electronic bulletin board, at the option of the requesting holder; or

                  (ii) to require the Corporation to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the average of the Closing Prices of the Common Stock for the five (5) consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five
(5) trading day period) preceding the date of the holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii).

                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

         A. Redemption by Holder. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "Redemption Event"):

                  (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series K Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq Small Cap Market or Nasdaq for an aggregate of ten (10) trading days in any nine (9) month period;

                  (ii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement entered into in connection with and pursuant to the Securities Purchase Agreement (the "Registration Rights Agreement"), has not been declared effective by January 31, 1998 or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series K Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days after June 30, 1998;

                  (iii) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series K Preferred Stock upon conversion of the Series K Preferred Stock as and when required by the Securities Purchase Agreement or the Registration Rights Agreement;

                  (iv) the Corporation provides notice to any holder of Series K Preferred Stock, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any holder of Series K Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

                  (v)      the Corporation shall:

                           (a) sell, convey or dispose of  all  or substantially
all of its assets;

                           (b) merge, consolidate  or engage  in any other busi-
ness combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation); or

                           (c) have fifty  percent  (50%) or more of the  voting
power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

then, upon the occurrence of any such Redemption Event, each holder of shares of Series K Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series K Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period.

         B. Definition of Redemption Amount. The "Redemption Amount" with res-pect to a share of Series K Preferred Stock means an amount equal to:

                            V                      X       M
                      -------------
                           C P

where:

         "V" means the face amount thereof plus the accrued Premium thereon and all Conversion Default Payments (if any) with respect thereto through the date of redemption;

         "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

         "M" means the highest Closing Price of the Corporation's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption.

         C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series K Preferred Stock within ten (10) business days of its receipt of a notice requiring such redemption (a "Redemption Notice"), then the holder of Series K Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series K Preferred Stock subject to Redemption Notices, the Corporation shall redeem shares of Series K Preferred Stock from each holder pro rata, based on the total number of shares of Series K Preferred Stock included by such holder in the Redemption Notice relative to the total number of shares of Series K Preferred Stock in all of the Redemption Notices.

         D.       Redemption by Corporation.

                  (i) The Corporation shall have the right, at any time and provided the Corporation is not in material violation of any of its obligations under this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement, to redeem (an "Optional Redemption") all (but not less than all) of the then outstanding Series K Preferred Stock (other than Series K Preferred Stock which is the subject of a Notice of Conversion delivered prior to the delivery date of the Optional Redemption Notice (as defined in subparagraph (iii) below)) for a price per share equal to the Optional Redemption Amount (as defined below) which right shall be exercisable only one time while any Series K Preferred Stock is outstanding by the Corporation in its sole discretion by delivery of an Optional Redemption Notice in accordance with the redemption procedures set forth below. Holders of Series

K Preferred Stock may not convert any shares of Series K Preferred Stock selected for redemption hereunder into Common Stock at any time or on prior to the Effective Date of Redemption designated by the Corporation in the Optimal Redemption Notice pursuant to subparagraph (iii). The "Optional Redemption Amount" with respect to each share of Series K Preferred Stock means the greater of (a) 100% multiplied by the sum of (I) the Face Amount thereof plus (II) the accrued Premium thereon and all Conversion Default Payments (if any) with respect thereto through the date of redemption, and (b) the Benefit of the Bargain (as defined below).

                  (ii) The "Benefit of the Bargain" with respect to a share of Series K Preferred Stock means an amount equal to:

                               V                      X       M
                         -------------
                              C P

where:

         "V" means the face amount thereof plus the accrued Premium thereon and all Conversion Default Payments (if any) with respect thereto through the date of redemption;

         "CP" means the Conversion Price in effect on the date of the Optional Redemption Notice; and

         "M" means the volume weighted average sales price of the Corporation's Common Stock on the trading day immediately preceding the date of the Optional Redemption Notice.

                  (iii) The Corporation  shall effect each redemption under this
Section  VIII.D by giving at least five (5) business  days but not more than ten
(10) business days prior written notice (the "Optional Redemption Notice") of the date which such redemption is to become effective (the "Effective Date of Redemption"), the shares of Series K Preferred Stock selected for redemption and the Optional Redemption Amount to (i) the holders of Series K Preferred Stock selected for redemption at the address and facsimile number of such holder appearing in the Corporation's register for the Series K Preferred Stock and
(ii) the transfer agent for the Common Stock, which Optional Redemption Notice shall be deemed to have been delivered on the business day after the Corporation's fax (with a copy sent by overnight courier to the holders of Series K Preferred Stock) of such notice to the holders of Series K Preferred Stock.

                  (iv) The Optional Redemption Amount shall be paid to the holder of the Series K Preferred Stock being redeemed within three (3) business days of the Effective Date of Redemption; provided, however, that the Corporation shall not be obligated to deliver any portion of the Optional Redemption Amount until either the certificates evidencing the Series K Preferred Stock being redeemed are delivered to the office of the Corporation or the transfer agent, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series K Preferred Stock being redeemed are not delivered to the Corporation or the transfer agent prior to the third business day following the Effective Date of Redemption, the redemption of the Series K Preferred Stock pursuant to this
Article VIII.D shall still be deemed effective as of the Effective Date of Redemption and the Optional Redemption Amount shall be paid to the holder of Series K Preferred Stock being redeemed within five (5) business days of the date the certificates evidencing the Series K Preferred Stock being redeemed are actually delivered to the Corporation or the transfer agent.

                  (v) If the Corporation fails to pay, when due and owing, any Optional Redemption Amount, then the holder of Series K Preferred Stock entitled to receive such Optional Redemption Amount shall have the right, at any time and from time to time during the twenty (20) trading day period following the Effective Date of Redemption (the "Optional Redemption Amount Conversion Period"), to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of paragraph A of Article IV) any or all of the shares of Series K Preferred Stock which are the subject of such redemption, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Corporation elected to redeem such shares of Series K Preferred Stock and ending on expiration of the Optional Redemption Amount Conversion Period. From and after the expiration of the Optional Redemption Amount Conversion Period, the holders may convert Series K Preferred Stock at the Conversion Price then in effect and in accordance with
Article IV. In addition, if the Corporation fails to pay an Optional Redemption Amount when due and owing, the Corporation shall pay the holder interest on such Optional Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date the Corporation elected to redeem such shares of Series K Preferred Stock until the later of the Effective Date of Redemption or the date the Corporation notifies the holder that it will not redeem the shares the Series K Preferred Stock selected for redemption by the Corporation. If a holder is entitled to interest pursuant to this subparagraph (v), the holder will not be entitled to interest under Article XIV.E for the Corporation's failure to timely pay any Optional Redemption Amount hereunder.

                                    IX. RANK

         All shares of the Series K Preferred Stock shall rank (i) prior to the Corporation's Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series K Preferred Stock obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series K Preferred Stock) (collectively with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series K Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Series K Preferred Stock (the "Pari Passu Securities"); (iv) junior to the Corporations Series A Cumulative Convertible Preferred Stock, par value $.0001 per share, the Series F-1, F-2, F-3 and F-4 Convertible Preferred Stock, par value $.0001 per share and the Corporation's Series H Convertible Preferred Stock, par value $.0001 per share (collectively the "Existing Preferred Stock") and (v) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series K Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series K Preferred Stock (collectively, with the Existing Preferred Stock, the
"Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                            X. LIQUIDATION PREFERENCE

         A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series K Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series K Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series K Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

         B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

         C. The "Liquidation Preference" with respect to a share of Series K Preferred Stock means an amount equal to the Face Amount thereof plus the accrued Premium thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                     XI. ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A. Stock Splits, Stock Dividends, Etc. If at any time on or after the First Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

         B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the First Closing Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "Fundamental Change"), then the holders of Series K Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Fundamental Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C) had such Fundamental Change not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series K Preferred

Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series K Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph B unless (i) each holder of Series K Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Paragraph B. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series K Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. For purposes of this Paragraph B, the sale of the capital stock or assets of Dorotech, S.A. as contemplated by that certain Purchase Agreement dated December 31, 1996 by and between the Company and CDR Enterprises shall not constitute a sale of all or substantially all of the Company's assets.

         C. Adjustment Due to Distribution. If at any time after the First Closing Date the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the holders of Series K Preferred Stock shall be entitled, upon any conversion of shares of Series K Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         D. Purchase Rights. If at any time after the Closing Date, the Corpor-ation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series K Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series K Preferred Stock (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         E. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series K Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series K Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series K Preferred Stock.

                               XII. VOTING RIGHTS

         The holders of the Series K Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "Business Corporation Law"), in this Article XII and in Article XIII below.

         Notwithstanding the above, the Corporation shall provide each holder of Series K Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the Business Corporation Law the vote of the holders of the Series K Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series K Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series K Preferred Stock (except as otherwise may be required under the Business Corporation Law) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Law holders of the Series K Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series K Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (without giving effect to the limitations contained in Article IV.C) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                           XIII. PROTECTION PROVISIONS

         So long as any shares of Series K Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Law) of the holders of at least a majority of the then outstanding shares of Series K Preferred Stock:

                           (a) alter  or  change  the  rights,   preferences  or
privileges of the Series K Preferred Stock;

                           (b) alter  or  change  the  rights,   preferences  or
privileges of any capital stock of the Corporation so as to affect adversely the Series K Preferred Stock;

                           (c) create any new class or series of  capital  stock
having a preference over the Series K Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "Senior Securities");

                           (d) create any new class or series of  capital  stock
ranking pari passu with the Series K Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "Pari Passu Securities");

                           (e) increase  the  authorized  number  of  shares  of
Series K Preferred Stock;

                           (f) issue  any  shares of  Series K  Preferred  Stock
other than pursuant to the Securities Purchase Agreement;

                           (g) issue any additional shares of Senior Securities;
or

                           (h) redeem,  or declare or pay any cash  dividend  or
distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series K Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series K Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the holders of the Series K Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert pursuant to the terms of this Certificate of Designation as they existed prior to such alteration or change or to continue to hold their shares of Series K Preferred Stock.

                               XIV. MISCELLANEOUS

         A. Cancellation of Series K Preferred Stock. If any shares of Series K Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series K Preferred Stock.

         B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series K Preferred Stock.

         C. Allocations of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series K Preferred Stock based on the number of shares of Series K Preferred Stock issued to each holder. Each increase to the Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series K Preferred Stock based on the number of shares of Series K Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series K Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series K Preferred Stock shall be allocated to the remaining holders of shares of Series K Preferred Stock, pro rata based on the number of shares of Series K Preferred Stock then held by such holders.

         D. [Intentionally Omitted]

         E. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as a Conversion Default Payment, upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

         F. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series K Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock and the holder's rights as a holder of such converted shares of Series K Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series K Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock) the holder shall regain the rights of a holder of Series K Preferred Stock with respect to such unconverted shares of Series K Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert Series K Preferred Stock.

         G. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series K Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the holders of Series K Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this __ day of July, 1997.


                                           NETWORK IMAGING CORPORATION



                                           By:

         NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series K Preferred Stock)

The undersigned hereby irrevocably elects to convert ____________ shares of Series K Preferred Stock (the "Conversion"), represented by stock certificate Nos(s). ___________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Network Imaging Corporation (the "Corporation") according to the conditions of the Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series K Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

___ The undersigned hereby requests that the Corporation electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned's Prime Broker (which is __________) with DTC through its Deposit Withdrawal Agent Commission System.


                             Date of Conversion:___________________________

                             Applicable Conversion Price:__________________

                             Amount of Conversion Default Payments
                             to be Converted, if any:______________________

                             Number of Shares of
                             Common Stock to be Issued:____________________

                             Signature:____________________________________

                             Name:_________________________________________

                             Address:______________________________________

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the Certificate of Designation for the failure to make timely delivery.

                                                                      Appendix B

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NETWORK IMAGING CORPORATION

         NETWORK IMAGING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH of the Certificate of Incorporation in its entirety and substituting therefor the following:

         FOURTH: The corporation shall be authorized to issue two classes of stock to be designated respectively "Common" and "Preferred." The total number of shares of Common Stock that the corporation shall have authority to issue shall be One Hundred Million (100,000,000), and the par value of each share of Common Stock shall be one one-hundredth of one cent ($.0001). The total number of shares of Preferred Stock that the corporation shall have authority to issue shall be Twenty Million (20,000,000), and the par value of each share of Preferred Stock shall be one one-hundredth of one cent ($.0001).

         SECOND: The capital of the Corporation will not be reduced under or by reason of this Amendment to the Certificate of Incorporation of the Corporation.

         THIRD: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted by the vote of the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers as of this __ day of ____________, 1997.

                                         NETWORK IMAGING CORPORATION


                                         By:  _______________________________
                                                   James J. Leto
                                                     President


ATTEST:

------------------
Julia A. Bowen
Assistant Secretary












































                                      B-2